Exhibit 99.1

ADVANZEON SOLUTIONS, INC. TO FILE 10-K FOR 2013 AND 2014

April 27, 2018, TAMPA, FL – Advanzeon Solutions, Inc. (OTCBB:CHCR) (“Advanzeon or the “Company”) announced today that it anticipates filing its Annual Report on Form 10-K (“10-K”) for the fiscal years ending 2013 and 2014 by May 9, 2018.

Clark A. Marcus, the Company’s Chairman and CEO, stated, “Approximately one and half years ago, the Company retained the services of outside independent auditors to audit its financial books and records, and place the Company in a position to file its delinquent Annual Reports for the fiscal years ending 2013 and 2014. The Company also retained the services of SEC counsel with over 40 years of experience with both the SEC and private practice. The auditors and counsel worked diligently since being so retained to accomplish this task. Following a conversation today with the auditors and counsel, we are pleased to report that they have advised us that the 10-K for the years 2013 and 2014 will be ready for filing by May 9, 2018. This is the first step in the Company’s efforts to bring all of its filings current. Management anticipates being able to file the remaining required 10-K’s within a reasonable time following this first filing. In advance of subsequent 10-K filings, the Company will shortly be announcing other material events that management believes places the Company in a premier position, nationally, to service its sleep apnea program and attract significant additional account.”

Mr. Marcus went on to say, “While it has taken longer than anticipated to accomplish this initial filing, the effort was worthwhile and accomplished solely by the hard work and diligence of its senior management team, independent auditors and counsel. We look forward to now taking the Company to the next level.”

About Advanzeon Solutions, Inc.

Established in 1969, Advanzeon, through its subsidiaries, owns and operates the nation’s most complete sleep apnea program known as SleepMaster Solutions™ (the “Program”). Headquartered in Tampa, Florida, the Company’s Program is available in all fifty states, Washington D.C. and Puerto Rico. The Program focuses on personalized attention, flexibility, a commitment to high-quality services and innovative approaches that address both the specific needs of clients and changing healthcare industry demands. For more information, visit our website at www.advanzeon.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as "may," "should," "plan," "intend," "potential," "continue," "believe," "expect," "predict," "anticipate" and "estimate," the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company's control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company's beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company's business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

Contact:

Philip Pulver, Communications Director

Tel: 509-528-9212

Email: ppulver@pvmsco.com